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                                                                     EXHIBIT 8.1




November 12, 2003

Quovadx, Inc.
6400 S Fiddler's Green Circle
Suite 1000
Englewood, Colorado 80111

Ladies and Gentlemen:

         We have acted as counsel to Quovadx, Inc., a Delaware corporation ("Quovadx"), in connection with (i) the exchange offer proposed to be made by Chess Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Quovadx ("Merger Sub") (the "Offer"), to exchange cash and shares of common stock of Quovadx for the shares of Rogue Wave Software, Inc., a Delaware corporation, ("Rogue Wave") and (ii) the proposed merger of Merger Sub with and into Rogue Wave (the "Merger"), in each case pursuant to the Agreement and Plan of Merger dated November 3, 2003 (the "Merger Agreement") by and among Quovadx, Merger Sub and Rogue Wave. Reference is made to the registration statement of Quovadx with respect to Quovadx common stock to be issued to the holders of the Rogue Wave common stock in connection with the Offer and Merger (the "Registration Statement"). Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Registration Statement.

         In connection with this opinion, we have examined and are familiar with the Registration Statement and the Merger Agreement. In addition, we have examined, and relied as to matters of fact upon, originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and made such other inquiries as we have deemed necessary or appropriate to enable us to render the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

         In rendering such opinion, we have assumed, with your permission, that the statements set forth in the Registration Statement are true, complete and correct, and will remain true, complete and correct at all times up to and including the effective date of the Registration Statement.

         This opinion addresses only those matters specifically set forth in the Registration Statement. This opinion does not address any other federal tax consequence or any state, local, or foreign tax consequences. There can be no assurance that changes in the law will not take place that could affect the United States federal income tax consequences stated herein, or that contrary positions may not be taken by the Internal Revenue Service. In the event any of the facts, statements, descriptions, covenants, representations, warranties, or assumptions upon which we have relied is incorrect, our opinion might be adversely affected and may not be relied upon.




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Quovadx, Inc.
November 12, 2003
Page 2


         Based upon and subject to the foregoing, it is our opinion that the discussion contained in the Registration Statement under the caption "United States Federal Income Tax Consequences of the Offer and Merger," subject to the limitations and qualifications described therein, constitutes an accurate and complete summary of the material United States federal income tax consequences of the offer and merger.

         This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as
Exhibit 8.1 to the Registration Statement. We also consent to the reference to our firm name under the captions "United States Federal Income Tax Consequences of the Offer and Merger" and "Legal Matters." In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                            Very truly yours,

                                            WILSON SONSINI GOODRICH & ROSATI
                                            Professional Corporation

                                            /s/ WILSON SONSINI GOODRICH & ROSATI